UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2015

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On July 8, 2015, University of Phoenix, Inc., our wholly-owned subsidiary, was notified by The Higher Learning Commission (“HLC”) that the HLC Board of Trustees has taken final action to remove the University from Notice status, effective June 25, 2015.

In July 2013, the accreditation of University of Phoenix was reaffirmed by HLC through the 2022-2023 academic year. At the same time, HLC placed the University on Notice status for a two-year period. Notice status is a sanction that means that HLC has determined that an institution is on a course of action that, if continued, could lead the institution to be out of compliance with one or more of the HLC Criteria for Accreditation or Core Components. The University submitted a Notice Report to HLC in November 2014 providing evidence that the University has ameliorated those conditions that led to the Notice status and continues to meet the Criteria for Accreditation, Core Components and Assumed Practices associated with those conditions. In addition, in the Notice Report the University reported on its progress in other areas of concern not included as a basis for the Notice sanction. The University hosted a focused visit in January 2015 to validate the contents of the Notice Report filed in November 2014.

In July 2013, University of Phoenix was assigned by HLC to the Standard Pathway reaffirmation process, pursuant to which the University will host a comprehensive evaluation visit in 2016-2017 and will undergo its next reaffirmation visit and process in 2022-2023.

Apollo Education Group, Inc.

July 9, 2015	By:	/s/ Joseph L. D’Amico
	Name:	Joseph L. D’Amico
	Title:	Interim Chief Financial Officer